UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-1301885
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard 3rd Floor Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share (“Common Stock”), of ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Registrant”), to be registered pursuant to this Form 8-A is contained in the section titled “Description of Securities” in the Registrant’s Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement (File No. 333-173312) filed with the Securities and Exchange Commission on April 26, 2012, and is incorporated herein by reference.

Item 2.	Exhibits.

The Common Stock to be registered on this Form 8-A is to be listed on the NYSE MKT LLC. In accordance with the instructions to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on the NYSE MKT LLC and because the securities being registered on this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IMMUNOCELLULAR THERAPEUTICS, LTD.

Date: May 25, 2012	By:	/s/ Manish Singh, Ph.D.
Manish Singh, Ph.D.
President and Chief Executive Officer